   As Filed with the Securities and Exchange Commission on November 27, 2002
   -------------------------------------------------------------------------
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                         RESOURCE BANKSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

          Virginia                                    54-1904386
  (State of Incorporation)               (IRS Employer Identification Number)

                          3720 Virginia Beach Boulevard
                         Virginia Beach, Virginia 23452
                    (Address of Principal Executive Offices)

                                 (757) 463-2265
               (Registrant's telephone number including area code)

                         RESOURCE BANKSHARES CORPORATION
                            2001 Stock Incentive Plan
                            (Full title of the Plan)

                          ____________________________
                                Lawrence N. Smith
                      President and Chief Executive Officer
                          3720 Virginia Beach Boulevard
                         Virginia Beach, Virginia 23452
                                 (757) 463-2265
            (Name, address and telephone number of agent for service)

                          ____________________________
                                    Copy to:
                          T. Richard Litton, Jr., Esq.
                                Kaufman & Canoles
                              One Commercial Place
                                  P.O. Box 3037
                             Norfolk, Virginia 23514
                                 (757) 624-3241

                                CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
                                                Proposed        Proposed
          Title of                              Maximum         Maximum
         Securities            Amount           Offering       Aggregate         Amount of
            to be              to be             Price          Offering        Registration
         Registered        Registered/(1)/     Per Share         Price            Fee/(2)/
-----------------------------------------------------------------------------------------------
Common Stock, par value    100,000 shares        $26.15        $2,615,000         $240.58
$1.50 per share
-----------------------------------------------------------------------------------------------

(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the 2001 Stock Incentive Plan to which this Registration Statement relates.
(2) The registration fee has been calculated in accordance with Rule 457(c) and 457(h) with respect to the 100,000 shares of Common Stock registered hereby on the basis of the price of shares of the Company's Common Stock on the Nasdaq National Market on November 26, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Resource Bankshares Corporation (the "Registrant"` or the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The Registrant previously filed a Registration Statement on Form S-8 (Commission File No. 333-68746) ("Original Registration Statement") registering 100,000 shares of common stock available for issuance pursuant to the Registrant's 2001 Stock Incentive Plan ("Plan"). The Registrant has amended (with shareholder approval) the Plan to increase shares of the Registrant's common stock available for issuance from 100,000 to 200,000. Accordingly, the Registrant is filing this Registration Statement to register under the Securities Act the additional 100,000 shares of common stock now available for issuance pursuant to the Plan. Pursuant to General Instruction E of Form S-8, the Original Registration Statement is incorporated by reference into this Registration Statement. A copy of the amendment to the Plan that increases the shares of common stock available for awards under the Plan is filed with this Registration Statement as Exhibit 99.1

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Virginia Beach, Virginia, on November 27, 2002.

                                  RESOURCE BANKSHARES CORPORATION


                                  By: /s/ Lawrence N. Smith
                                     ------------------------------------------
                                      Lawrence N. Smith
                                      Chief Executive Officer

     Witness our hands and common seals on the date set forth below.

               Signature                                      Title                                      Date
               ---------                                      -----                                      ----
       /s/ Lawrence N. Smith             Director and Chief Executive Officer (Principal          November 27, 2002
--------------------------------
Lawrence N. Smith                        Executive Officer)

       /s/ Eleanor J. Whitehurst         Senior Vice President, Chief Financial Officer           November 27, 2002
--------------------------------
Eleanor J. Whitehurst                    (Principal Financial Officer and Principal
                                         Accounting Officer)

       *                                 Director                                                 November 27, 2002
--------------------------------
Alfred E. Abiouness

       *                                 Director and President                                   November 27, 2002
--------------------------------
T.A. Grell, Jr.

      *                                  Chairman of the Board, Director                          November 27, 2002
--------------------------------
Thomas W. Hunt

       *                                 Director                                                 November 27, 2002
--------------------------------
Louis R. Jones

       *                                 Director                                                 November 27, 2002
--------------------------------
A. Russell Kirk

       *                                 Director                                                 November 27, 2002
--------------------------------
Elizabeth A. Twohy

*Lawrence N. Smith, by signing his name hereto, does sign this document on behalf of the persons indicated above for whom he is attorney in fact pursuant to a power of attorney duly executed by such person and previously filed with the Securities and Exchange Commission as part of the Original Registration Statement.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    EXHIBITS



                                       to



                                    FORM S-8




                             REGISTRATION STATEMENT

                                      under

                     THE SECURITIES ACT OF 1933, AS AMENDED


                         RESOURCE BANKSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Exhibits

     Pursuant to General Instruction E of Form S-8, only opinions and consents are required to be filed as exhibits to this Registration Statement. A copy of the amendment to the Plan is filed voluntarily as Exhibit 99.1.

Number     Description

5.1        Opinion of Kaufman & Canoles

23.1       Consent of Kaufman & Canoles (included in Exhibit 5.1)

23.2       Consent of Goodman & Company, L.L.P.

99.1       Amendment No. 1 to Resource Bankshares Corporation 2001 Stock
           Incentive Plan.

                                        6